SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 30, 2015

CHINA ELECTRONICS HOLDINGS, INC.
___________________

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152535	98- 0550385
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Building G-08, Guangcai Market, Foziling West Road, Lu’an City,
Anhui Province, China
Address of principal executive offices

Registrant's telephone number: 011-86-564-3224888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Item 8.01  Other Events.

On June 26, 2015, Lu'An Guoying Electronic Sales Co., Ltd. (“Guoying”), a wholly-owned subsidiary of China Electronics Holdings, Inc. (the “Company” or "CEHD"), terminated a non-binding Letter of Intent (the “LOI”) with An Hui Da Yun Heng Tong E-Commerce Company, Ltd.("Anhui Glory E-Commerce") which was originally entered into on December 18, 2014 and filed with the U.S Securities and Exchange Commission (the "Commission") on December 18, 2014.

Pursuant to the non-binding LOI signed on December 18, 2014, the Company was planning to raise capital to consummate an acquisition of Anhui Glory E-Commerce by March 31, 2015. The CEO of Guoying and the general manager of Anhui Glory E-Commerce entered into an extension agreement to extend the closing date to June 30, 2015, due to failure to obtain financing by March 31, 2015. On June 26, 2015, the management of Guoying decided to terminate the LOI with Anhui Glory E-Commerce due to failure to reach an agreement on valuation of Anhui Glory E-Commerce with certain potential investors and failure to obtain financing by June 26, 2015 . The management of Anhui Glory E-Commerce also believed that the company needs more time to develop and grown its e-commerce business.

An Hui Glory E-Commerce is the owner of China Crazy Buy (www.fkgou.com), an e-commerce platform provider of online direct sales and online marketplace business of locally produced and national known agriculture foods and by products, supermarket and grocery products and consumer electronic appliances in Anhui Province of China. Anhui Glory E-Commerce is an affiliated business under common control of the CEO of the Company.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Termination Notice of Letter of Intent

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015

CHINA ELECTRONICS HOLDINGS, INC.

By:	/s/ Hailong Liu
Hailong LIU
President and Chief Executive Officer